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                                                                  EXHIBIT 10.38

                            LOAN EXTENSION AGREEMENT


     This Loan Extension Agreement (this "Agreement") is made as of February 29, 2000, by and between Mobility Electronics, Inc., a Delaware corporation ("Maker"), and __________________________ ("Payee").

                              W I T N E S S E T H:


     WHEREAS, Payee has loaned to Maker the aggregate principal amount of $_________, pursuant to the terms and provisions of that certain 13% Bridge Promissory Note, dated _______ 1999 (the "Note"); and

     WHEREAS, Maker desires to have Payee extend the term of the Note, and Payee has agreed to do so, on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of these premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

     1. Amendment to Note. The parties hereto hereby agree that the Note is amended as follows:

          A. All accrued but unpaid interest on the Note as of February 29, 2000 ($_______) is hereby added to the principal balance of the Note, and the principal of the Note is hereby amended to $___________.

          B. The first paragraph of the Note is hereby amended by changing the interest rate from thirteen percent (13%) per annum to fourteen percent (14%) per annum, effective as of the date hereof.

          C. Section 1 of the Note is hereby amended to read in its entirety as follows:

               1. Principal and Interest Payment. Interest on this Note from and after March 1, 2000 shall be due and payable on the first day of each calendar quarter, commencing on April 1, 2000 and continuing on the first day of each calendar quarter thereafter until all interest on this Note has been paid in full. The principal of this Note shall be due and payable on the earlier of: (i) March 31, 2001; (ii) thirty
          (30) days following the closing of an initial public offering (an "IPO") by Maker of its common stock, par value $0.01 per share (the "Common Stock"); or (iii) thirty (30) days following the closing by Maker of a private offering of equity securities of Maker with aggregate subscriptions of at least $10 million. Maker agrees that any payments of interest and/or principal on the Bridge Notes (including this Note) shall be made pari passu with all Bridge Notes based on the principal balance and the accrued interest on all Bridge Notes at the time of such payment.

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          D. Section 2 of the Note is hereby amended to read in its entirety as follows:

               1. Prepayment. Maker may at its sole option prepay all or any part of the principal of this Note, or interest thereon, before maturity without premium or penalty. All such prepayments shall first be applied to accrued but unpaid interest on this Note, and the remaining balance of any such prepayments, if any, shall be applied to the principal balance of this Note.

          E. A new Section 14 is hereby added to the Note, which Section shall read in its entirety as follows:

               1. Conversion. Within fifteen (15) days following the closing of an IPO by Maker (the "Conversion Expiration Date"), Payee may, at Payee's option, convert any or all of the then outstanding principal balance of, and accrued but unpaid interest on, the Note into shares of Common Stock at a conversion price per share equal to ninety five percent (95%) of the offering price of the IPO. In order to exercise the above conversion right, Payee must deliver to the Chief Financial Officer of Maker at Maker's executive offices in Scottsdale, Arizona, on or prior to the Conversion Expiration Date: (i) the original Note; and (ii) a completed Conversion Notice, a copy of which is attached hereto as Exhibit A. Cash will be paid in lieu of fractional shares.

     2. Issuance of Warrants. Concurrently with the execution and delivery of this Agreement by the parties hereto, Maker shall deliver to Payee a Warrant, in substantially the form of Exhibit B attached hereto, with the number of shares purchasable thereunder being equal to 20,000 for each $100,000 of principal outstanding on the Note on the date of this Agreement.

     3. Potential Issuance of Penalty Warrants. Commencing on October 1, 2000, and continuing on the first day of each calendar quarter thereafter, if any of the principal of the Note continues to be outstanding, then Maker shall issue to Payee a Warrant, in substantially the form of Exhibit C attached hereto, to purchase 5,000 shares of Common Stock for each $100,000 of principal outstanding on the Note on the first day of such calendar quarter.

     4. Entire Agreement. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, and subject to its terms, the respective successors, heirs, assigns and legal representatives. Payee agrees that this Agreement shall be attached to the Note.

     5. Governing Law. This Agreement is being delivered in and shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


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                               MAKER:
                               -----

                               MOBILITY ELECTRONICS, INC.


                               By:

                                   Richard W. Winterich, Chief Financial Officer


                               PAYEE:
                               -----

                               If an individual:


                                 Printed:


                               If an entity:


                                 (name of entity)

                               By:

                               Title:




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                                    EXHIBIT A


                            Form of Conversion Notice

To Mobility Electronics:

     The undersigned owner of the enclosed 13% Bridge Promissory Note (the "Note) of Mobility Electronics, Inc., a Delaware corporation ("Maker"), hereby irrevocably exercises the option to convert the interest on and principal of the Note, or portion hereof below designated, into shares of Common Stock of Maker in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned at its address on the books of Maker, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Social Security or Other Taxpayer         Principal Amount to be Converted (If    Interest Amount to be converted (If
Identifying Number                        less than all is to be converted)       less than all is to be converted)

---------------------------------         ------------------------------------  --------------------------------------

Dated:

                                 If individual:


                                 By:
                                 Printed:


                                 If an entity:

                                 By:

                                     (Name of entity)


                                 By:
                                 Title:


                                      A-1

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Fill in for registration of shares of Common Stock and principal amount of Note if to be issued otherwise than to the Holder at its Record Address.



                    (Name)


                    (Address)


   Please print name and address
   (including zip code)









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